Exhibit 5.3

April 24, 2009

Arizona Public Service Company
400 North Fifth Street
Phoenix, Arizona 85004

Ladies and Gentlemen:

We have acted as counsel to Arizona Public Service Company, an Arizona corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an unspecified amount of debt securities (“Debt Securities”), consisting of senior debt securities to be issued under the indenture (the “Indenture”) referred to as Exhibit 4.16 to the Registration Statement, to be issued and sold from time to time by the Company under the Registration Statement pursuant to Rule 415 promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as such counsel, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the “Prospectus”). We have also examined such other documents and records and have made such other investigation as we have deemed necessary or appropriate to render this opinion. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We have assumed the legal competency and capacity of all natural persons, the genuineness of all signatures not witnessed, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that after (a) the Company’s Board of Directors has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of such Debt Securities, the terms of the offering of the Debt Securities and related matters, (b) the Registration Statement has become effective, and (c) any other applicable regulatory approvals, including, without limitation, approval of the Arizona Corporation Commission and any required approval of the Federal Energy Regulatory Commission pursuant to the Federal Power Act, have been obtained, then when (i) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of applicable states shall have been complied with, (ii) any supplemental indenture or other instrument under the Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Debt Securities has been duly executed and delivered by the Company and the trustee named therein, (iii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and (iv) the Debt Securities have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Indenture and in a manner so as not to violate any applicable law, including any such regulatory approvals, or result in a default under or breach of any agreement or instrument binding upon, or any order, decision, judgment or decree that may be applicable to, the Company, the Debt Securities will constitute the binding obligations of the Company, except as may be subject to and limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

Except as expressly set forth below in this paragraph, the opinions expressed herein are limited solely to the laws of the State of Arizona and the Federal laws of the United States of America (except that we express no opinion as to Arizona securities or blue sky laws) and we express no opinion on the laws of any other jurisdiction. We note that the Indentures will be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of laws principles thereof.  Insofar as this opinion relates to matters that are governed by the laws of the State of New York, we have relied solely upon the opinion of Pillsbury Winthrop Shaw Pittman LLP delivered to you concurrently herewith, which is being filed as an exhibit to the Registration Statement, and our opinion is subject to any additional qualifications and assumptions with respect thereto stated in such opinion of Pillsbury Winthrop Shaw Pittman LLP.

The Debt Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We expressly disclaim any obligation to update, revise, or supplement our opinions herein or to advise you of any change in any of the sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal

Opinions” in the Registration Statement.  In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Snell & Wilmer L.L.P.